                                                            EXHIBIT 99.(A)(1)(H)



                                     FORM OF
              CONFIRMATION OF CANCELLATION OF ELIGIBLE OPTIONS AND
                          PROMISE TO GRANT NEW OPTIONS

TO:         [EMPLOYEE NAME]
FROM:       DAVID WIGHT, STOCK PLAN ANALYST
DATE:
RE:         CONFIRMATION OF PARTICIPATION IN THE OFFER TO EXCHANGE


     This is to confirm your participation in Macrovision Corporation's ("Macrovision") Offer to Exchange (the "Offer"). Terms not explicitly defined in this Confirmation will have the same definitions as used in the Offer. The Eligible Option(s) held by you that have been cancelled are identified below:

Option Number                             Option Grant Date
Option Type                               Shares Cancelled
Option Price                              Option Cancel Date


     On or after March 22, 2004, subject to your continued employment with Macrovision or one of its subsidiaries, Macrovision will grant you a New Option for the number of shares calculated in accordance with the following exchange ratios (rounded down to the nearest whole share):

    Exercise Price Range         Cancelled to New       Number Cancelled         New Options
    --------------------         ----------------       ----------------         -----------
      $28.01 to $34.99               1.5 to 1
      $35.00 to $49.99               2.0 to 1
      $50.00 to $69.99               3.0 to 1
      $70.00 to $89.99               4.0 to 1
      $90.00 and above              10.0 to 1

     If applicable, you also will be granted a New Option for any options you were required to exchange which were granted since February 19, 2003, regardless of the exercise price of such options. These options will be automatically exchanged for New Options on a 1-to-1 basis.

     The New Options will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq National Market on the date the New Options are granted.

     If you have questions regarding the above, contact our Stock Plan Analyst, David Wight, via email at DWIGHT@MACROVISION.COM or at (408) 562-8457.

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